Q4 2024 Earnings Presentation February 27, 2025 Exhibit 99.2

2 Question & Answer Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO Q4 2024 Earnings Call 01 02 03 04 05

3 Cautionary Statement Regarding Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management, including our expectations regarding a quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators, and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes”, “belief”, “forecasts”, “expects”, “plans”, “anticipates”, “intends”, “projects”, “estimates”, “may”, “might”, “will”, “would”, “could”, “should” or other similar words; however, all statements in this presentation, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences, include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements. You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; and, the effectiveness of our environmental, social and governance initiatives. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this presentation are qualified by these cautionary statements and are only made as of the date thereof. The forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise. This presentation includes an illustrative calculation of the Company’s Net Asset Value (“NAV”). The Company’s NAV is based upon the market value of the Company’s owned helicopters (as determined by third-party appraisals) plus the book value of the Company’s other assets less the Company’s debt, net of unamortized deferred financing costs, and other liabilities. For the purposes of this NAV calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third-party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third-party in an arm’s length sale of the asset, the fleet or the Company.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Adjusted Operating Income, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA. The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for the outlook periods included in this presentation to projected net income (GAAP) and Adjusted Operating Income (non-GAAP) to operating income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA and projected Adjusted Operating Income due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted non-GAAP measures to GAAP measures for the outlook periods presented. Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization, PBH amortization and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segments operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segments ability to ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

5 Recent Events After further increasing revenue and adjusted EBITDA guidance in Q3, Bristow beat its increased Adjusted EBITDA guidance. Bristow affirmed its 2025 and 2026 outlook ranges and issued new guidance by segment. See slides 16-18 for details. Beats Increased 2024 Guidance and Affirms 2025 and 2026 Outlook Announces New Capital Allocation Framework Bristow announced a new capital allocation framework with key priorities that include: (i) protect and maintain a strong balance sheet and liquidity position; (ii) pursue high impact, high return growth opportunities; and (iii) return capital to shareholders via opportunistic share repurchases and quarterly dividend payments. See slide 19 for details. Bristow has realigned its business segments. The Company went from a single reportable segment to three reportable segments: Offshore Energy Services, Government Services, and Other Services, due to the recent expansion of Bristow’s Government Services business and reevaluating the factors used to identify reportable segments which include end customer profile, management responsibility and contract dynamics. This change is expected to provide investors with more information and visibility into each of the Company’s end markets. An introduction of each segment and full year results are reflected in slides 10-15. Business Segments Commences Operations on New Government Contracts Bristow commenced operations on the new Irish Coast Guard (“IRCG”) contract in late 2024, with the first base coming online in Shannon Airport in County Clare. Bristow expects to complete the transition in the second half of 2025. Transition to the 2nd Generation UK SAR Contract (“UKSAR2G”) also commenced in late 2024 and is expected to conclude by the end of 2026. See slide 13 for details.

6 7% Light Twin 12% Single Engine 8% Fixed Wing / UAS 30% S92 11% AW189 25% AW139 7% Other Medium 210 Revenues by Segment(2)Aircraft Fleet(1) — 80% Owned Revenues by Region(3) Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions Presence on 6 Continents Customers in 18 Countries Publicly Traded on NYSE (VTOL) Global Employees 3,447 Total 899 Pilots 912 Engineers (1) As of 12/31/2024; see slide 21 for further details (2) Reflects revenues by segment for the twelve months ended 12/31/2024; see slide 24 for reconciliation (3) Reflects revenues by region for the twelve months ended 12/31/2024 68% Offshore Energy Services 9% Other Services 23% Government Services $1.4 bn 29% Americas 52% Europe 7% Asia Pacific 12% Africa $1.4 bn

7 Canada 5 Aircraft United States 66 Aircraft Mexico 1 Aircraft Dutch Caribbean 2 Aircraft Trinidad 5 Aircraft UK (Falkland Islands) 4 Aircraft Brazil 21 AircraftChile 2 Aircraft Australia 13 Aircraft India 1 Aircraft Netherlands 2 Aircraft Norway 25 Aircraft United Kingdom 38 Aircraft Nigeria 20 Aircraft Spain 3 Aircraft Ireland 2 Aircraft Canada Type of AC: S92 Mexico Type of AC: AW139 United States Type of AC: A109, A119, AS350, AW139, AW189, H135, S76, S92 Chile Type of AC: A119 Dutch Caribbean Type of AC: AW139 Trinidad Type of AC: AW139 Brazil Type of AC: AW139 Ireland Type of AC: AW189 UK (Falkland Islands) Type of AC: S92, AW189 Spain Type of AC: A119 United Kingdom Type of AC: AW139, AW189, S92, S100, AS365 Netherlands Type of AC: AW189 Nigeria Type of AC: AW189, AW139, S92, S76, ERJ145, H135 Norway Type of AC: S92 India Type of AC: AW139 Australia Type of AC: E190, E170, EMB120 Global Footprint As of December 31, 2024 Offshore Energy Services 11 Light Twin 1 Fixed Wing 51 S92 6 AW189 129 48 AW139 12 Other Medium Government Services Other Services 5 Single Engine20 2 AW139 13 Fixed Wing 17 AW189 61 2 AW139 12 S92 20 Single Engine 3 Light Twin 4 UAS 3 Other Medium

8 2024 Consolidated Financial Results 1) “Current Quarter” refers to the three months ended December 31, 2024, and “Preceding Quarter” refers to the three months ended September 30, 2024. 2) “Current Year” refers to the twelve months ended December 31, 2024, and “Prior Year” refers to the twelve months ended December 31, 2023. 3) See slide 23 for a description of Adjusted EBITDA and reconciliation to net income. Revenues were $11.6 million lower than the Preceding Quarter(1) primarily due to lower utilization, aircraft availability and unfavorable foreign exchange rate impacts across all segments, partially offset by the commencement of the IRCG and UKSAR2G contracts. Adjusted EBITDA was $2.3 million lower in the Current Quarter(1) due to these lower revenues, partially offset by lower operating expenses of $9.6 million. Total Revenues Adjusted EBITDA(3) Revenues were $118.1 million higher than the Prior Year(2) primarily due to new contracts, higher rates and higher utilization in Offshore Energy Services (“OES”) and Other Services, partially offset by lower revenues from Government Services due to a transition to the long-term contract in the Dutch Caribbean. Operating expenses were $51.7 million higher due to increased personnel costs, repairs and maintenance and other operating costs resulting from increased activity. The growth in our OES business was the primary driver behind the $66.3 million increase in Adjusted EBITDA in the Current Year(2). $365 $354 $300 $325 $350 $375 Q3 Q4 $ in m ill io ns Quarter $1,297 $1,415 $1,200 $1,250 $1,300 $1,350 $1,400 $1,450 2023 2024 $ in m ill io ns Full Year $60 $58 $5 $15 $25 $35 $45 $55 $65 Q3 Q4 $ in m ill io ns Quarter $171 $237 $0 $50 $100 $150 $200 $250 2023 2024 $ in m ill io ns Full Year

9 Strong Balance Sheet and Liquidity Position Actual (USD $mm, as of 12/31/2024) Amount Rate Maturity Cash $251 ABL Facility ($85mm)(3) — SOFR+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 UKSAR Debt 209 SONIA+275 bps Mar-36 IRCG Debt 97 EURIBOR+195 bps Jun-31 Total Debt(2) $706 Less: Unrestricted Cash $(248) Net Debt $458 Illustrative Annual Debt Maturity Profile(4)(5) (1) Balances reflected as of 12/31/2024 (2) Reflects principal balance of total debt (3) As of 12/31/2024, the ABL facility had $8.1 million in letters of credit drawn against it and availability of $64.0 million (4) The illustrative annual debt maturity chart does not factor in any additional pre-payments of debt. (5) UKSAR Debt balance shown assumes a GBP/USD exchange rate of 1.25. The IRCG Debt assumes a EUR/USD rate of 1.04, €99 million of the facility is drawn and that Bristow exercises the full two-year availability period followed by a five-year term. No principal payments are required during the availability period $19 $19 $19 $19 $19 $19 $19 $19 $19 $19 $19 $5 $10 $10 $10 $10 $10 $51 $400 0 100 200 300 400 500 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 UKSAR Debt IRCG Debt ABL Facility Commitment Senior Secured Notes Unfunded capital commitments of $202.4 million, consisting primarily of aircraft purchases(1) Funded approximately £52 million of previously announced £55 million upsizing of UKSAR Debt as of February 2025 $247.5 million of unrestricted cash and total liquidity of $311.5 million(1) Funded approximately €99 million of previously announced €100 million IRCG Debt as of February 2025 Pro Forma (USD $mm, as of 2/4/2024) Amount Rate Maturity ABL Facility ($85mm) $ — SOFR+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 UKSAR Debt 209 SONIA+275 bps Mar-36 IRCG Debt 103 EURIBOR+195 bps Jun-31 Total Debt(2) $712

Offshore Energy Services

We provide aviation services to a broad base of major integrated, national and independent energy companies

- Offshore Energy Services ("OES") revenues primarily from transporting personnel to, from and between offshore installations
- Most OES revenues derived from production activities—typically less cyclical than exploration & development. Production platforms remain in place over longer-terms and are relatively unaffected by economic cycles, as the marginal cost of operation is low

- Typical contract duration:
  - 1 – 5 years, depending on the region and customer
  - Ad hoc, short-term engagement arrangements
- Typical payment models include:
  - Monthly Standing Charge (MSC) + Fixed Hourly Rate (FHR),
  - Ad hoc or pay as you use, and
  - Other: block / slot model; consortium model



Heavy / Super Medium Helicopters
Medium Helicopters
Small Helicopters
200m
120m
80m
<80m



68%
Percent of Total Revenues
~80%
Production
~20%
Drilling
OES Revenues by Type
~65%
MSC
~35%
FHR
Typical OES Revenues Structure

Bristow

10

11 Offshore Energy Services See slide 25 for a description of Adjusted Operating Income and reconciliation to Operating Income. Total Revenues Adjusted Operating Income Revenues were $113.1 million higher in the Current Year. Revenues in Africa were $47.4 million higher due to utilization and increased rates. Revenues in the Americas were $36.1 million higher primarily due to the commencement of new contracts in Brazil and higher utilization. Revenues in Europe were $29.7 million higher due to the commencement of a new contract in Norway. The $84.0 million increase in Adjusted Operating Income was primarily due to the higher revenues noted above, partially offset by higher repairs and maintenance costs of $20.1 million and operating personnel costs of $8.7 million, both of which were primarily due to increased activity in the Current Year. $89 $173 $0 $50 $100 $150 $200 2023 2024 $ in m ill io ns $853 $966 $700 $750 $800 $850 $900 $950 $1,000 2023 2024 $ in m ill io ns

Government Services

Through our Government Services segment we provide Search and Rescue (SAR), military personnel transportation and other aviation services to various government agencies globally.


23%
Percent of Operating Revenues


Government SAR Revenues Structure
15% FHR
85% MSC

- The duration of these contracts generally lasts for ten or more years, with additional one-to-three year extension options
- Stable, long-term cash flows with high credit quality customers
- Strong margins and reliable capital returns once operations are fully ramped

Total Revenues


$ in millions
$350
$325
$300
$275
$250
$337
$330
2023
2024

Revenues were $7.6 million lower than the Prior Year primarily due to a change in rates after transitioning to the long-term contract with the Dutch Caribbean Coast Guard ("DCCG").

Adjusted Operating Income


$ in millions
$80
$60
$40
$20
$0
$61
$51
2023
2024

Adjusted Operating Income was $10.0 million lower in the Current Year primarily due to aircraft availability penalties related to supply chain challenges in UKSAR, IRCG start-up costs and the transition to the long-term DCCG contract.

See slide 25 for a description of Adjusted Operating Income and reconciliation to Operating Income.

Bristow
12

Advancing Government SAR

2nd Generation UK SAR Contract (UKSAR2G)

An Effective Transition Plan

Maritime & Coastguard Agency

Investing capital to ensure a successful transition of operations to the new £1.6 billion UKSAR2G contract. Contract term of 10 years + up to 3-year extension option

- New contract transitions began in December 2024 and will continue through the end of 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital investment range of $155-$165 million for six new AW139 aircraft and modifications to existing aircraft

Irish Coast Guard Contract (IRCG)

Significant Addition to Bristow's Government Services Offering

Irish Coast Guard
GARDA CÓSTA na hÉIREANN

Contract term of 10 years + up to 3-year extension option, approximately €670 million contract will provide for day and night-time operations of four helicopter bases

- New contract transition began in late 2024 and will continue through the second half of 2025
- In addition to the helicopter service, the new IRCG aviation service will, for the first time, also include a fixed wing aircraft element. Provides for the day and night-time operation of four bases
- Estimated capital investment range of $135-$145 million for five new AW189 aircraft and modifications to an existing aircraft

Plans to fund the investment with cash on hand, operating cash flows, debt financing and potential aircraft leasing

	Total
Investment (UKSAR2G)	$158mm
Investment (IRCG)	$142mm
Total Investment	**$300mm**

$233mm (78%) Completed

An additional $20 million of the investment was deployed since December 2024, reflecting 84% completion of the total investment as of February 2025.

Note: Illustrative payment schedule as of December 31, 2024

Bristow
13

14 Government SAR – A Timeline of Investment & Returns TIME 2022 2023 2024 2025 2026 2027-2032 2033-2038Contracts TODAY UKSAR-H UKSAR2G NLSAR DCCG IRCG Falklands Acquisition Retender Tender Investment Period Cash Yield Base Contract Option Period

15 Other Services Revenues from Other Services were $12.6 million higher in the Current Year primarily due to higher utilization and increased rates. Adjusted Operating Income was consistent with the Prior Year due to higher revenues being offset by higher operating costs in fixed wing services of $12.7 million, primarily due to increased subcontractor costs, training and fuel expenses in the Current Year. $107 $120 $0 $50 $100 $150 2023 2024 $ in m ill io ns $26 $26 $0 $5 $10 $15 $20 $25 $30 2023 2024 $ in m ill io ns Total Revenues Adjusted Operating Income 9% Percent of Total Revenues We provide Regular Passenger Transport (RPT) scheduled airline service with individual ticket sales and Charter Services through our fixed-wing airline in Australia (“Airnorth”). We also provide other services such as: aircraft leasing through dry-lease agreements; specialized technical and fleet support services (including maintenance & modifications); training and more. See slide 25 for a description of Adjusted Operating Income and reconciliation to Operating Income.

16 2024 Actuals Vs Increased Outlook (1) Reflects the mid-point of the increased 2024 financial outlook ranges. 2024E revenues include approximately $31.0 million of reimbursable revenues due to the change in presentation from operating to total revenues. (2) Actual results reported in February 2025. (3) OES includes approximately $12.7 million of Africa fixed wing revenues previously included in Other Services. RAISED REPORTED Revenues (in USD, millions) 2024E(1) 2024A(2) Offshore Energy Services(3) $959 $966 Government Services $335 $330 Other Services $120 $120 Total revenues $1,414 $1,416 Adjusted EBITDA $225 $237 Cash interest $40 $43 Cash taxes $23 $21 Maintenance capital expenditures $18 $18 Beats 2024 Increased Outlook Beats High End of Range After further increasing 2024 Adjusted EBITDA range from $210- $230mm to $220-$230mm Drivers Include Higher ad hoc activity on attractive rates in Brazil and the UK and the timing of operating expenses in Q4 2024 Government Services Commenced operations on two major contracts towards the end of 2024. Bristow is focused on operational execution for this segment in 2025, as supply chain remains a challenge and is expected to persist OES Growth 2024 was a year of increased utilization, rates and full year impacts of contract commencements, with Nigeria and Brazil as standout markets

17 s (1) 2025E: Estimates. 2026T: Target (2) The outlook projections provided for 2025 and 2026 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Affirms 2025 & 2026 Outlook Affirms Revenues (in USD, millions) 2025E(1)(2) Offshore Energy Services $950 - $1,060 Government Services $350 - $425 Other Services $120 - $130 Total revenues $1,420 - $1,615 Adjusted Operating Income: Offshore Energy Services $190 - $210 Government Services $45 - $55 Other Services $15 - $20 Corporate ($30-$40) Total Adjusted Operating Income $220 - $245 Adjusted EBITDA $230 - $260 Cash interest ~$45 Cash taxes $25 - $30 Maintenance capital expenditures $15 - $20 Affirms 2026T(1)(2) $975 - $1,165 $430 - $460 $120 - $150 $1,525 - $1,775 $210 - $255 $75 - $85 $15 - $20 ($30-$40) $270 - $320 $275 - $335 ~$45 $25 - $30 $20 - $25

18 Outlook By Segment Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Offshore Energy Services Market conditions are expected to remain constructive for our industry in 2025, given current utilization levels coupled with unmet lift demand and long lead-times for new builds. Increased activity and a tighter equipment market have further driven meaningful rate increases, which we have continued to capture during contract renewal and new project tenders. Headwinds from continued supply chain shortages are expected to persist in 2025. Additionally, the cadence of our contract renewals are such that more of the contracts would commence in late 2025 or 2026. Europe region: • Though 2024 benefited from the full-year impact of a new contract in Norway and higher ad hoc activity on attractive rates in the UK, the North Sea is a mature market with limited growth opportunities • We expect activity in this region to remain mostly stable in 2025, though S92 supply chain challenges remain a risk Americas region: • Meaningful increases in our Americas market largely attributed to expanded operations in Brazil, which offers additional opportunities, though the timing of these opportunities is weighted towards the back half of 2025, with full-year impacts expected in 2026. • Activity is also expected to increase in the U.S. and Suriname Africa region: • Nigeria remains one of our most promising markets, as the business continues to absorb increasing demand in the region • The combination of increased utilization, higher rates and added capacity is fueling our growth in this market • Absent additional supply chain headwinds, we expect this momentum to continue in 2025 2025 will be a year of transitioning to new contracts The ~€670 million IRCG contract commenced in late 2024 and is expected to fully transition in the second half of 2025. The £1.6 billion UKSAR2G contract transition also began in 2024 with completion expected by the end of 2026. Typically involves short periods of investment followed by long periods of strong cash flows. Though the majority of capital expenditures will conclude in the first half of 2025, associated operating expenses during the transition period, a strong U.S. dollar relative to the British pound sterling and Euro, and supply chain challenges may not present the full earnings power and quality margins from this business until 2026 and beyond. We expect full-year impacts in subsequent years will contribute meaningfully to our financial results, and the strong margins, stable, long-term cash flows with high credit quality customers will provide reliable capital returns well into the middle of the next decade. Government Services We believe the financial performance of this business will remain consistent with or near current levels of activity throughout 2025 Other Services has experienced growth in recent years from charter revenues in Australia, and we observed higher yields in scheduled passenger transport throughout the year, though pilot shortages remained challenging through this upturn. Other Services

19 Priority Philosophy Strategic Objectives Capital Allocation Framework Balance Sheet Growth Shareholder Capital Returns • Protect and maintain strong balance sheet and liquidity position • Structure leases and debt to facilitate financial flexibility • Pursue high impact, high return organic growth opportunities • Assess other growth opportunities: ─ Opportunistic M&A ─ Advanced Air Mobility (AAM) • Return capital to shareholders via opportunistic share buybacks and quarterly dividends • Pay down debt to a balance of approximately $500 million gross debt by the end of 2026 • Return leased S92 helicopters upon contract maturities / transitions • Complete transitions of new IRCG and UKSAR2G contracts • Upgrade fleet with new OES configured AW189 helicopters to meet customer demand and boost profitability • Opportunistically buyback shares using new Board approved $125 million share repurchase program • Initiate a quarterly dividend program beginning in Q1 2026, with an initial dividend payment of $0.125 per share ($0.50 per share annualized) A Disciplined and Focused Approach

20 Appendix 1 Fleet Overview 2 NAV 3 Adjusted EBITDA 4 Revenues and Flight Hours by Segment 5 Adjusted Operating Income by Segment 6 Adjusted Free Cash Flow

Fleet Overview

	NUMBER OF AIRCRAFT[1]			
TYPE	OWNED AIRCRAFT	LEASED AIRCRAFT	TOTAL AIRCRAFT	AVERAGE AGE (YEARS)[2]
Heavy Helicopters:				
S92	34	29	63	15
AW189	19	4	23	8
	53	33	86	
Medium Helicopters:				
AW139	48	4	52	14
S76 D/C++	14	—	14	13
AS365	1	—	1	35
	63	4	67	
Light—Twin Engine Helicopters:				
AW109	3	—	3	17
EC135 / H135	10	1	11	15
	13	1	14	
Light—Single Engine Helicopters:				
AS350	12	—	12	25
AW119	13	—	13	18
	25	—	25	
Total Helicopters	**154**	**38**	**192**	**14**
Fixed Wing	9	5	14	
UAS	4	—	4	
Total Fleet	**167**	**43**	**210**	

	HEAVY	MEDIUM	LIGHT TWIN	TOTAL
Under construction[3]	8	6	4	18
On order[4]	2	—	5	7
Options[5]	10	—	10	20

1. As of 12/31/2024. Does not include certain aircraft shown in the "under construction" line in the fleet table. Upon completion of additional configuration, the newly delivered aircraft will appear in the fleet table above when put into service.
2. Reflects the average age of helicopters that are owned by the Company.
3. Under construction reflects new aircraft that the Company has either taken ownership of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer ("OEM") and pending delivery. Includes eight AW189 heavy helicopters (of which two were delivered and are undergoing additional configuration), six AW139 medium helicopters (of which four were delivered and undergoing additional configuration) and four H135 light-twin helicopters.
4. On order reflects aircraft that the Company has commitments to purchase but construction has not yet begun. Includes two AW189 heavy helicopters and five AW169 light-twin helicopters.
5. Options include ten AW189 heavy helicopters and ten H135 light-twin helicopters.

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22 NAV per Share Calculation Note: Helicopter fair market values based on annual desktop appraisals performed by Ascend by Cirium as of December 31, 2024. Diluted share count reflects outstanding shares as of 12/31/2024 inclusive of unvested awards (in $ millions, except per share data) 12/31/2024 FMV of Owned Helicopters $ 1,540 NBV of Other PP&E 413 Working Capital 312 Other Assets, Net 131 Total Debt (690) Deferred Taxes, Net (14) Net Asset Value $ 1,692 Diluted Share Count 29.6 NAV per Share (excl. Leased Helicopters) $57.26 Current Price % (Disc) / Prem Current Share Price (2/25/2025) $35.47 (38.1%)

Adjusted EBITDA Reconciliation

($000s)	Three Months Ended December 31, 2024	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Year Ended December 31, 2024	Year Ended December 31, 2023
Net income (loss)	$ 31,768	$ 28,279	$ 28,191	$ 6,632	$ 94,870	$ (6,920)
Depreciation and amortization expense	16,701	17,569	16,848	17,169	68,287	70,606
Interest expense, net	9,064	9,660	9,385	9,472	37,581	41,417
Income tax expense (benefit)	(12,952)	8,392	9,245	2,508	7,193	24,932
EBITDA	$ 44,581	$ 63,900	$ 63,669	$ 35,781	$ 207,931	$ 130,035
(Gains) losses on disposal of assets	82	626	224	113	1,045	(1,112)
Foreign exchange (gains) losses	12,581	(10,904)	749	6,499	8,925	10,701
Special items	596	6,558	6,639	5,072	18,865	30,880
Adjusted EBITDA	$ 57,840	$ 60,180	$ 71,281	$ 47,465	$ 236,766	$ 170,504

(1) Special items include the following:	Three Months Ended December 31, 2024	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Year Ended December 31, 2024	Year Ended December 31, 2023
PBH amortization	$ 3,727	$ 3,723	$ 3,725	$ 3,726	$ 14,901	$ 14,980
Merger and integration costs	—	—	—	—	—	2,201
Gain on insurance claim	(4,451)	—	—	—	(4,451)	—
Non-cash insurance adjustment	—	—	—	—	—	3,977
Other special items(2)	1,320	2,835	2,914	1,346	8,415	9,722
	$ 596	$ 6,558	$ 6,639	$ 5,072	$ 18,865	$ 30,880

(2) Other special items include (i) professional service fees related to an unusual litigation proceeding and (ii) other nonrecurring costs related to strategic activities.

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Revenues and Flight Hours by Segment

	Three Months Ended				Year Ended	
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2024	December 31, 2023
Revenues ($000s)						
Offshore Energy Services:						
Europe	$ 105,686	$ 108,263	$ 106,701	$ 107,089	$ 427,739	$ 398,059
Americas	89,651	92,331	97,782	88,555	368,319	332,259
Africa[(1)]	44,827	45,718	45,210	34,251	170,006	122,638
Total Offshore Energy Services	$ 240,164	$ 246,312	$ 249,693	$ 229,895	$ 966,064	$ 852,956
Government Services	82,558	85,346	79,578	82,172	329,654	337,280
Other Services	30,804	33,464	30,478	25,027	119,773	107,193
	$ 353,526	$ 365,122	$ 359,749	$ 337,094	$ 1,415,491	$ 1,297,429

	Three Months Ended				Year Ended	
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2024	December 31, 2023
Flight hours by segment						
Offshore Energy Services:						
Europe	9,395	9,575	9,826	9,488	38,284	42,025
Americas	10,505	11,002	11,028	10,048	42,583	36,677
Africa	4,239	4,430	4,594	3,683	16,946	13,656
Total Offshore Energy Services	24,139	25,007	25,448	23,219	97,813	92,358
Government Services	4,242	5,201	4,875	4,493	18,811	18,661
Other Services	3,585	3,569	3,390	3,138	13,682	11,069
	31,966	33,777	33,713	30,850	130,306	228,646

(1) Includes revenues of approximately $12.7 million and $10.8 million for the twelve months ended December 31, 2024, and 2023, respectively, related to revenues in Africa that were previously classified in Other Services.

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Adjusted Operating Income Reconciliation

	Year Ended December 31,		
	2024	2023	2022
Offshore Energy Services:			
Operating income	132,165	45,613	11,500
Depreciation and amortization expense	28,404	30,783	33,353
PBH amortization	12,230	12,377	12,017
Offshore Energy Services Adjusted Operating Income	**$ 172,799**	**$ 88,773**	**$ 56,870**
Government Services:			
Operating income	$ 21,070	$ 29,610	$ 38,889
Depreciation and amortization expense	27,694	29,101	24,997
PBH amortization	2,002	1,940	864
Government Services Adjusted Operating Income	**$ 50,766**	**$ 60,651**	**$ 64,750**
Other Services:			
Operating income	$ 13,747	$ 15,398	$ 2,243
Depreciation and amortization expense	11,370	9,768	7,631
PBH amortization	669	663	410
Other Services Adjusted Operating Income	**$ 25,786**	**$ 25,829**	**$ 10,284**
Total Segments Adjusted Operating Income	**$ 249,351**	**$ 175,253**	**$ 131,904**
Corporate:			
Operating loss	$ (34,374)	$ (29,870)	$ (26,633)
Depreciation and amortization expense	819	954	525
Losses (gains) on disposal of assets	1,045	(1,112)	521
Corporate Adjusted Operating Loss	**$ (32,510)**	**$ (30,028)**	**$ (25,587)**
Consolidated Adjusted Operating Income	**$ 216,841**	**$ 145,225**	**$ 106,317**

- 2024 Government Services margins were adversely impacted by:
  i. Start-up costs for new Government Services contracts;
  ii. Supply chain challenges limiting aircraft availability
  iii. Adverse foreign exchange impacts; and

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26 Adjusted Free Cash Flow Reconciliation (1) Other special items include (i) professional service fees related to an unusual litigation proceeding and (ii) other nonrecurring costs related to strategic activities. Three Months Ended Year Ended ($000s) December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2024 December 31, 2023 Net cash provided by operating activities $ 51,054 $ 66,022 $ 33,665 $ 26,679 $ 177,420 $ 32,037 Less: Maintenance capital expenditures (2,739) (8,041) (2,215) (4,949) (17,944) (14,418) Free Cash Flow $ 48,315 $ 57,981 $ 31,450 $ 21,730 $ 159,476 $ 17,619 Plus: Merger and integration costs — — — — — 2,118 Plus: Other special items(1) (2,580) 1,539 1,881 595 1,435 8,037 Adjusted Free Cash Flow $ 45,735 $ 59,520 $ 33,331 $ 22,325 $ 160,911 $ 27,774